Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of ACE Limited, a Swiss company (the “Company”), hereby constitutes and appoints Evan G. Greenberg, Philip V. Bancroft and Joseph F. Wayland, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign one or more registration statements on Form S-8, Form S-3 or any other applicable form (each, a “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended, of common shares of the Company to be issued in connection with the acquisition of The Chubb Corporation (“Chubb”) and in respect of Adjusted Stock Options, Adjusted Restricted Stock Unit Awards, Adjusted Deferred Stock Unit Awards and Company Deferred Units (in each case, as defined in the Agreement and Plan of Merger, dated as of June 30, 2015, to which the Company and Chubb are parties), or in respect of shares available for future issuances under the Chubb Long-Term Incentive Plan that will be assumed by the Company in connection with the acquisition, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: November 19, 2015

Signature	Title

/s/ Evan G. Greenberg	Chairman, President, Chief Executive Officer, and Director
Evan G. Greenberg

/s/ Philip V. Bancroft	Chief Financial Officer Principal Financial Officer
Philip V. Bancroft

/s/ Paul B. Medini	Chief Accounting Officer Principal Accounting Officer
Paul B. Medini

/s/ Michael G. Atieh	Director
Michael G. Atieh

/s/ Mary A. Cirillo	Director
Mary A. Cirillo

/s/ Michael P. Connors	Director
Michael P. Connors

/s/ John A. Edwardson	Director
John A. Edwardson

/s/ Robert M. Hernandez	Director
Robert M. Hernandez

/s/ Peter Menikoff	Director
Peter Menikoff

/s/ Leo F. Mullin	Director
Leo F. Mullin

/s/ Kimberly A. Ross	Director
Kimberly A. Ross

/s/ Robert W. Scully	Director
Robert W. Scully

/s/ Eugene B. Shanks, Jr.	Director
Eugene B. Shanks, Jr.

/s/ Theodore E. Shasta	Director
Theodore E. Shasta

/s/ David H. Sidwell	Director
David H. Sidwell

/s/ Olivier Steimer	Director
Olivier Steimer